Exhibit 10.10.2
CONFIDENTIAL
LEASE AND INSTALLATION AGREEMENT
     This Lease and Installation Agreement (the “Agreement”) is executed this 7th day of April, 2004, by and between Petro Shopping Centers, L.P. (“Landlord”) and IdleAire Technologies Corporation (“Lessee”).
RECITALS:
     WHEREAS, Landlord is the owner and/or operator of one or more full service Travel Centers which are located at the addresses listed on Exhibit A hereto and may acquire, or contract to operate, other full service Travel Centers, all of the aforesaid (whether now or hereafter owned or operated by Landlord) hereinafter referred to individually as a “Travel Center” and collectively being referred to as the “Travel Centers”; and
     WHEREAS, Lessee has developed the concept and an apparatus (the “Unit”) which heats and cools the interior of vehicles using only electrical power; and
     WHEREAS, Lessee can install these Units in a manner that will allow drivers to heat and cool their vehicles while parked at the Travel Centers without idling their engines, as well as having connections to the Internet, cable, telephone, and video services (the “Basic Services”). Lessee may also provide additional services or have additional revenue sources on the Premises at its discretion (hereinafter the “Auxiliary Services” and together with the Basic Services the “Services”); and
     WHEREAS, Landlord desires to have these Units installed at its Travel Centers to provide Services to its customers; and
     WHEREAS, Landlord desires to allow Lessee access to their Travel Centers to install the Units; and
     WHEREAS, Lessee is willing to pay to Landlord a portion of the revenues derived from the operation of the Units at the Travel Centers.
     NOW, THEREFORE, in consideration of the above, the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Premises. Subject to the terms and conditions of this Agreement, and in consideration of the monies to be paid to Landlord by Lessee, and the conditions and agreements to be observed and performed by Lessee, Landlord hereby demises and leases to Lessee all of its parking areas in its Travel Centers for the uses described below (the “Premises”) and Lessee hereby leases the Premises from Landlord. It is expressly agreed that each time Landlord

*** Indicates where material is omitted pursuant to a confidential treatment request and filed separately with the Commission.

acquires, or contracts to operate a new Travel Center, the same shall thereupon become a Travel Center for all purposes hereunder and be leased to Lessee automatically hereby, and Exhibit A shall be updated periodically to include such new Travel Centers.
     2. Term.
          (a) The term of this Agreement shall be for a period of fifteen (15) years, commencing with the date of execution set forth above.
          (b) Lessee is further granted an option to extend the term of this Agreement beyond the term shown in (a) above for two (2) additional consecutive periods of five (5) years each (with each such five (5) year period being referred to herein as an “Extended Term” and collectively as the “Extended Terms”), on the same terms and conditions in effect under this Agreement immediately prior to each such Extended Term.
          (c) The option to extend may be exercised only by giving Landlord written notice of the intent to exercise such option at least six (6) months prior to the commencement of each Extended Term.
     3. Lease Consideration. Beginning 180 days after installation at each Travel Center pursuant to Paragraph 6 below, Lessee agrees to pay to Landlord the consideration set forth in the Revenue and Profit Allocation Schedule attached hereto as Exhibit B (the “Lease Consideration”). Lessee will report monthly to Landlord the revenues generated by the above described activities. Each such monthly report shall be provided to Landlord within forty-five (45) days of the end of each calendar month accompanied by payment to Landlord by Lessee of its share of the revenues and profits evidenced by the revenue report.
     4. Use of Premises.
          (a) Lessee shall, at its sole cost and expense, have the exclusive right to install its Units and provide the Services on each Travel Center parking area. Landlord shall not permit any person other than Lessee to install any device, equipment or apparatus for provision of any Services on the parking areas for which Landlord receives Lease Consideration from Lessee, or to otherwise provide heating and/or cooling of tractor-trailers at Travel Centers, during the term of this Lease, except that the number and location of the Units shall not reasonably interfere with the normal ingress and egress to, from, or upon the Travel Center parking area by customer vehicles.
          (b) The precise number and location of the Units to be installed shall be within Lessee’s discretion, subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

*** Indicates where material is omitted pursuant to a confidential treatment request and filed separately with the Commission.

     5. Landlord’s Obligations.
          (a) Landlord will maintain and repair, at its cost, all Travel Center parking areas in a manner in keeping with normal Travel Center operations and in a manner sufficient for proper installation and operation of the Units. Landlord shall allow Lessee’s employees access to public restrooms and restaurant facilities at each installed site.
          (b) Landlord will keep all Travel Center parking areas clear such that Lessee may install its Units without interruption and such that professional drivers have unimpeded access to the Units after installation. Landlord shall cooperate with Lessee to assist Lessee to complete its installation process, but Landlord shall not be required to incur any costs in this regard.
          (c) Landlord will allow prominent placement of advertising materials, vending machines and/or other equipment used in connection with the rental and promotion of the Units at each Travel Center with the placement to be mutually agreed upon prior to installation.
          (d) Landlord will allow, and provide space and servicing for, the retail sale of IdleAire pre-paid debit cards at each Travel Center and will collect all revenues therefor. Landlord will not permit any pre-paid debit card sales for any products or services of any competitor of Lessee at any Travel Center. Lessee shall invoice Landlord on a monthly basis for all revenues owed by Landlord from the sale of the IdleAire pre-paid debit cards within ten (10) days of each calendar month end and Landlord shall provide payment to Lessee for all such revenues within fifteen (15) days of invoice.
          (e) Landlord shall allow Lessee to install, at Lessee’s sole cost and expense, underground, above ground and in the Equipment Area, all of the Units, mechanical supporting structures, distribution equipment, cabling and conduit for electrical power, telephone and cable television, centralized servers, routers and other equipment, utility service connections for electrical power, telephone, cable television and internet access, equipment and related items necessary for proper operation of the Units and to provide the Services throughout the truck parking areas at each Travel Center (the “IdleAire System”).
          (f) Landlord shall, for the Term of this Agreement (and any renewal term), allow Lessee unimpeded access to the Premises of each Travel Center at which the Units are installed for purposes of maintaining, repairing, replacing and operating the IdleAire System and for the purpose of providing the Services. All such operations will be carried out by Lessee in a manner so as to give professional drivers substantially unimpeded access to the parking areas during periods of construction, maintenance, and repair.
          (g) Landlord shall make available to Lessee a sufficient area in which to install the IdleAire System, including: (i) such area as is required for the installation of Units; (ii) unlimited access to a secured air-conditioned interior area of approximately one hundred (100) square feet for the installation and operation of all monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of any equipment required for activation and rental of the Units (hereinafter collectively referred to as the “Equipment Area”). Landlord shall allow Lessee an area in each travel center for the placement of an IdleAire kiosk for the purposes of promoting the sales of different components of the IdleAire system.
          (h) Lessee shall have continued access to the Equipment Area and all parking areas for purposes of installing, repairing and monitoring the IdleAire System. So long as such activities do not impede landlord or other guests and invitees from using the parking areas at the travel center. Lessee shall take care and make every reasonable effort to minimize, to the extent practical, damage and disruption to the Premises and Landlord’s business operations during the installation and operation of the IdleAire System at each Travel Center. Lessee will repair any material damage to the Travel Center which is caused by Lessee. However, Lessee shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Travel Center.
          (i) Landlord shall take no action to discourage, limit or impair utilization of the Units, Services or the IdleAire System.
          (j) In consideration of the Lease Consideration to be paid to Landlord hereunder, Landlord agrees that any rights with regard to the generation, sale, trading or other use of [*** ***] which may result from the installation of the Equipment on the Truck Parking Areas shall be retained solely by Lessee.
     6. Lessee’s Obligations. The Parties agree that while IdleAire shall use reasonable efforts to complete the installation of the System at the Travel Centers pursuant to the terms of this Agreement, IdleAire’s obligations to install the System at any of the Travel Centers is subject to: (i) Landlord having ownership or control over such Travel Center at the time IdleAire commences installation of the System; (ii) confirmation that the Travel Center has, in IdleAire’s sole discretion, a sufficient number of parking stalls to warrant installation; (iii) Landlord authorizing IdleAire to use its standard construction methods and materials with respect to the installation of the System at such Travel Center; (iv) completion of satisfactory engineering and environmental surveys at such Travel Center; (v) confirmation that no part of the System crosses a public right of way adjacent to such Travel Center; (vi) receipt from Landlord of all requested maps, blue prints and other relevant information relating to such Travel Center on a timely basis; and (vii) IdleAire not being able to complete any such installation because of any of the following: floods, civil unrest, acts of God; war; governmental interference or embargoes; labor strikes; failure of others to supply permits, fuel, power, materials or supplies; transportation delays by third parties; or any other cause (whether or not similar to those described in this Section 6) beyond the control of IdleAire.

*** Indicates where material is omitted pursuant to a confidential treatment request and filed separately with the Commission.

     7. Rights and Duties of the Parties with Respect to the Units and Related Equipment.
          (a) Notwithstanding the fact that certain parts of the Units may be affixed to each Travel Center, neither the Units nor such parts of the Units shall become a fixture and the Units shall remain the property of Lessee. Landlord acknowledges that the Units and the Services, and the manner of their operation and installation, are proprietary to Lessee. Accordingly, Landlord shall use its best efforts to insure that all information and data concerning the Units and the Services shall not be divulged and Landlord shall not use any of such information or data for its own purposes or to compete with Lessee in any manner.
          (b) Upon the termination of this Agreement for any reason, Lessee shall: (i) remove, at its sole cost and expense, any or all of the Units and related equipment from each Travel Center; or (ii) sell or lease it to the Landlord or its successors, nominees or assigns. Lessee shall, if it elects to remove the IdleAire System, restore each Travel Center as near as reasonably possible to the condition of such Premises prior to the installation of the IdleAire System, normal wear and tear excepted, but shall not be obligated to remove any underground equipment.
     8. Representations and Warranties of Lessee.
          (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.
          (b) The execution, delivery and performance of this Agreement by Lessee has been duly authorized by all necessary action of Lessee. This Agreement, and each of the other documents to be executed and delivered by Lessee pursuant to this Agreement, have been duly executed and delivered by Lessee and are the valid and binding obligations of Lessee, enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement, and the other documents to be executed, delivered and performed by Lessee pursuant to this Agreement, will not: (i) conflict with or violate any provision of Lessee’s organizational documents, or any law, ordinance or regulation, or any decree or order of any court or administrative or other governmental body, which is either applicable to, binding upon or enforceable against Lessee; or (ii) result in any breach of, or default under, or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Lessee.
          (c) Lessee is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.
          (d) All of the information contained in the representations and warranties of Lessee set forth in this Agreement, or in any of the documents delivered, or to be delivered herewith or after the execution hereof, as set forth in any provision of this Agreement, is true, accurate and complete.
     9. Representations and Warranties of Landlord.
          (a) Landlord is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority; (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.
          (b) The execution, delivery and performance of this Agreement by Landlord has been duly authorized by all necessary corporate action of Landlord. This Agreement, and each of the other documents to be executed and delivered by Landlord pursuant to this Agreement, have been duly executed and delivered by Landlord, and are the valid and binding obligations of Landlord, enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement, and the other documents to be executed, delivered and performed by Landlord pursuant to this Agreement, will not: (i) conflict with or violate any provision of Landlord’s charter, bylaws or any law, ordinance or regulation, or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Landlord; or (ii) result in any breach of, or default under, or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Landlord.
          (c) Landlord is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.
          (d) All of the information contained in the representations and warranties of Landlord set forth in this Agreement, or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement, is true, accurate and complete.
     10. Waiver of Subrogation. Each party hereto waives any and every claim which may arise in its favor against the other party hereto during the term of this Agreement, or any renewal or extension hereof, for any and all loss of, or damage to, any of its property located without or upon or constituting a part of the Premises leased hereunder, if such loss or damage is covered by valid and collectible fire and extended coverage insurance policies, and only to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Agreement with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any claim described above by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.
     11. Indemnity. Lessee shall indemnify Landlord and shall hold Landlord harmless from any damage to any property or injury to, or death of, any person upon, or about the Premises arising from the negligence or willful misconduct of Lessee, its agents, employees, representatives, contractors, servants, or invitees or arising out of or relating to the installation, utilization, operation or maintenance of the Units. Landlord shall indemnify Lessee and shall hold Lessee harmless from any damage to any property or injury to, or death of, any person arising from any event caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, contractors, servants, or invitees or otherwise arising out of or relating to the operation of the Travel Centers (except the IdleAire System), which occurs on the Premises. The foregoing indemnity obligations of Lessee and Landlord shall include reasonable attorneys’ fees, investigation costs and all other costs and expenses incurred by Lessee or Landlord, as the case may be, from the first notice that any claim or demand has been made or may be made. The provisions of this Section 11 shall survive the termination of this Agreement with respect to any damage, injury or death occurring before such termination.
     12. Insurance. Both Landlord and Lessee shall maintain during the Term of this Agreement (or any renewal term), at their sole cost and expense, comprehensive public liability insurance in the minimum amount of One Million Dollars ($1,000,000.00) providing coverage at each Travel Center at which the IdleAire System is installed against any claims arising out of its own respective negligence and any liabilities arising out of its respective products and/or services, shall ensure that each party is named as an additional insured in respect of such insurance or is otherwise covered as its interest may appear. Each party hereto shall provide to the other party with a certificate of insurance evidencing insurance coverage in compliance with this Section 12. Lessee and Landlord shall review the amount and terms of insurance coverage on an annual basis and make such adjustments as may be reasonably necessary based upon the prior years’ claims experience.
     13. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of any legal restriction, labor dispute, strike, boycott, flood, fire, public emergency, revolution, insurrection, riot, war, unavoidable mechanical failure, interruption in the supply of electrical power or any other cause beyond the control of any party acting in a reasonable business-like manner, whether similar or dissimilar to the causes enumerated above.
     14. Assignment.
          (a) Landlord may sell, assign, transfer or otherwise dispose of its interest in one or more of the Travel Centers (through a change of control or otherwise) provided that the acquiror of such interest or assets shall assume the Landlord’s rights and obligations hereunder and shall be bound by the Terms of this Agreement relating thereto, in which case Lessee shall recognize the acquiror of such Travel Center as its Landlord with respect to such transferred Travel Center or Travel Centers for purposes of this Agreement.

          (b) Lessee may pledge its interest in this Agreement to any party, including, without limitation, to any bank, recognized lending or leasing institution or investor as collateral. Lessee may sell, assign, transfer or otherwise dispose of its interest in this Agreement, provided that the acquiror of such interest is not the owner or operator of one or more Travel Centers and provided further that said acquiror shall assume all of Lessee’s rights and obligations hereunder and shall be bound by the Terms of this Agreement.
     15. Ownership and Confidentiality. Landlord recognizes and agrees that Lessee shall, during the Term of this Agreement and thereafter, retain sole ownership of the IdleAire System. Landlord recognizes the proprietary nature of the concept and the design of the IdleAire System. Accordingly, Landlord agrees to maintain, and cause each of its employees and agents to maintain, and keep strictly confidential all information that it obtains or receives in conjunction with the IdleAire System. Landlord further agrees that the “IdleAire” name and logo shall be and remain the property of Lessee and all references by Landlord to the Units or the Services shall incorporate and/or refer to Lessee by its full name (“IdleAire”), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name “IdleAire” is, or will be, a registered service mark of Lessee and, to the extent required by Lessee, Landlord shall execute a no cost limited license agreement for the use of such service mark.
     16. No Estate in Land. This Agreement shall create the relationship of Landlord and Lessee between the parties hereto; no estate shall pass out of Landlord. Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except as provided in Section 14(b) hereof.
     17. Holding Over. If Lessee remains in possession of the Premises after expiration of the Term, with Landlord’s acquiescence and without any express agreement of the parties, Lessee shall be a tenant under a month-to-month tenancy at the same Lease Consideration in effect at the end of this Agreement (and subject to all terms and conditions of this Agreement except as modified by this Section 17), and there shall be no renewal of this Agreement by operation of law.
     18. Defaults. In the event either party hereto shall breach or otherwise become in default of any of its obligations hereunder, and such default shall continue for a period of thirty (30) days after notice of such default shall have been given to the defaulting party by the non-defaulting party, then:
          (a) The non-defaulting party shall be entitled to have and recover all of its damages and losses arising out of such default from the defaulting party; and
          (b) The non-defaulting party shall have the right to terminate this Agreement upon thirty (30) days additional notice of intent to terminate being given to the defaulting party unless the defaulting party cures such default and pays to the non-defaulting party all losses and damages incurred by the non-defaulting party prior to the expiration of such additional thirty (30) day period.
     Notwithstanding the foregoing, however, it is understood and agreed that, in view of the substantial investment Lessee shall have in the Units, if a default of the Lessee occurs or relates to a particular Travel Center (e.g., if the default arises out of the installation or operation of Units at a particular Travel Center as opposed to Lessee’s failing to make a monthly payment to Landlord of Landlord’s share of revenues), then this Agreement may be terminated as to the particular Travel Center in question, but not as to other Travel Centers. This provision is further in recognition of the fact that Lessee will be employing different contractors in different locations to install the Units and Lessee should not be penalized as to all Travel Centers solely because of a problem with a contractor at a particular Travel Center.
     19. Quiet Enjoyment. Landlord covenants and warrants that it has full power and authority to enter into this Agreement and that the Lessee shall have and enjoy quiet and peaceful possession of the Premises during the Term of this Agreement or any extensions thereof without hindrance or molestation from any party so long as Lessee keeps and performs all of the conditions and requirements expressed or implied to be kept and performed by Lessee throughout the Term of this Agreement.
     20. Rights Cumulative. All rights, powers and privileges conferred hereunder upon either party hereto shall be cumulative but not restrictive to those given at law or in equity.
     21. Press Releases. Lessee and Landlord agree that it is desirable to, and that each party has the right to, issue press releases concerning this Agreement. To the extent practical, Lessee and Landlord shall consult with each other as to the form and content of such press releases and other public disclosures of matters relating to this Agreement. Nothing in this section shall prohibit Lessee or Landlord from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party’s disclosure obligations under applicable law.
     22. Notices.
          (a) Any notice, election, or other communication required or permitted hereunder shall be in writing and shall be either: (i) sent by same-day or overnight courier service, or (ii) sent by certified or registered United States mail, return receipt requested, postage and charges prepaid, to the following address:

To Landlord:	Petro Shopping Centers, L.P.
6080 Surety Drive
El Paso, Texas 79905
Attn: Jim Cardwell, Chief Operating Officer

To Lessee:	IdleAire Technologies Corporation
900 S. Gay Street, Ste. 300
Knoxville, Tennessee 37902
Attention: James H. Price, Sr. Vice Pres./Gen. Counsel
          (b) Any notice, election or other communication delivered or mailed as aforesaid shall, if couriered by same-day or overnight delivery service, be deemed received on the date of delivery to such addressee or address regardless of whether accepted, and if mailed, be deemed received upon date of actual receipt or on the third (3rd) calendar day subsequent to date of postmark, whichever is earlier.
          (c) Each party hereof may change its address and addressee for notice, election, and other communication from time to time by notifying the other parties hereto of the new address and addressee in the manner provided for giving notice herein.
          (d) Any notice shall be deemed received if provided as aforesaid to any of the above-named attorneys and to the above-named parties, regardless if accepted or rejected.
     23. Parties. “Landlord,” as used in this Agreement, shall include Landlord and its heirs, executors, legal representatives, successors and assigns and successor in title to the Premises. “Lessee” shall include Lessee and its heirs, executors, legal representatives, successors and, if this Agreement is validly assigned or sublet, its assigns or sublessees. “Landlord” and “Lessee” shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.
     24. Severability. Every agreement contained in this Agreement is, and shall be construed as, a separate and independent agreement.
     25. Headings. The section headings contained in this Agreement are for convenience only and shall not enlarge or limit the scope or meaning of the various and several sections hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.
     26. Entire Agreement. This Agreement and the exhibits and riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Lessee regarding the subject matter of this Agreement. No amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.
     27 Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.
     28. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Tennessee. Any action brought to enforce or interpret this Agreement shall be brought in the court of appropriate jurisdiction in Knox County, Tennessee. Should any provision of this Agreement require judicial interpretation, Landlord and Lessee hereby agree and stipulate that the Court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement and that each party had full opportunity to consult legal counsel of its choice before the execution of this Agreement.

     29. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed pursuant to appropriate authority duly given, hereunto affixed the day and year first above written.

LANDLORD:

By:	/s/ J.A. Cardwell, Jr.

Title: C.O.O

LESSEE:

IDLEAIRE TECHNOLOGIES CORPORATION

By:	/s/ David Everhart

Title: COO

Exhibit A
Number of Contacts: 38

Contact
	Company Petro:2 #48		Address 1 I-85 Exit 22 (Depot Rd)
	Contact General Manager		Address 2 I-85 Exit 22 (Depot Rd)
	Phone 334-727-3354	Ext.	Address 3
	Alt Phone	Ext.	City Shorter
	Mobile Phone		State AL	Zip 36075

Contact
	Company Petro Stopping Center #19		Address 1 I-20-59 Exit 100
	Contact Eva Glasdon		Address 2 I-20-59 Exit 100
	Phone 205-477-9178	Ext.	Address 3
	Alt Phone	Ext.	City Bucksville
	Mobile Phone		State AL	Zip 35111

Contact
	Company Petro Stopping Center #11		Address 1 I-40 Exit 280 (MLK Dr)/I-55 Exit 4
	Contact Howard Martinel		Address 2 3900 Petro Rd.
	Phone 870-735-2095	Ext.	Address 3
	Alt Phone	Ext.	City West Memphis
	Mobile Phone		State AR	Zip 72301

Contact
	Company Petro Stopping Center #26		Address 1 I-40 Exit 161 (Galloway Rd S)
	Contact General Manager		Address 2 3205 Valentine Rd.
	Phone 501-945-3206	Ext.	Address 3
	Alt Phone	Ext.	City North Little Rock
	Mobile Phone		State AL	Zip 72117

Contact
	Company Petro Stopping Center #6		Address 1 I-10 Exit 200 (Sunland Gin Rd N)
	Contact General Manager		Address 2 5235 Sunland Gin Rd
	Phone 520-836-3983	Ext.	Address 3
	Alt Phone	Ext.	City Casa Grande
	Mobile Phone		State AZ	Zip 85222

Contact
	Company Petro Stopping Center #15		Address 1 I-40 Exit 66 (Blake Ranch Rd)
	Contact General Manager		Address 2 970 S Blake Ranch Rd
	Phone 928-757-2799	Ext.	Address 3
	Alt Phone	Ext.	City Kingman
	Mobile Phone		State AZ	Zip 86401

Contact
	Company Petro Stopping Center #9		Address 1 I-5 Exit 630 (South Ave)
	Contact General Manager		Address 2 2151 South Ave
	Phone 530-824-4685	Ext.	Address 3
	Alt Phone	Ext.	City Corning
	Mobile Phone		State CA	Zip 96021

Contact
	Company Petro Stopping Center #46		Address 1 CA 152 & CA 33 Jct (W of I-5 Exit
403 B)
	Contact Dennis Koplin		Address 2 28991 W Gonzaga Rd
	Phone 209-827-8020	Ext.	Address 3
	Alt Phone	Ext.	City Los Banos
	Mobile Phone		State CA	Zip 95322

Contact
	Company Petro Stopping Center #27		Address 1 I-5 Exit 219A (Wheeler Ridge Rd N)
	Contact General Manager		Address 2 5821 Dennis McCarthy Drive
	Phone 661-663-4341	Ext.	Address 3
	Alt Phone	Ext.	City Wheeler Ridge
	Mobile Phone		State CA	Zip 93243

Contact
	Company Petro Stopping Center #23		Address 1 I-75 Exit 368 (FL 318 E)
	Contact General Manager		Address 2 7401 W Hwy 318
	Phone 352-591-1881	Ext.	Address 3
	Alt Phone	Ext.	City Reddick
	Mobile Phone		State FL	Zip 32686

Contact
	Company Petro Stopping Center #22		Address 1 I-285 Exit 12 (US 78-278 E)
	Contact Allen Robinson		Address 2 3181 Bankhead Hwy NW
	Phone 404-794-7772	Ext.	Address 3
	Alt Phone	Ext.	City Atlanta
	Mobile Phone		State GA	Zip 30318
Assistant Eddie Ballard

Contact
	Company Petro Stopping Center #21		Address 1 I-57-70 Exit 159 (W on Fayette)
	Contact General Manager		Address 2 1805 W Fayette Ave
	Phone 217-347-0480	Ext.	Address 3
	Alt Phone	Ext.	City Effingham
	Mobile Phone		State IL	Zip 62401

Contact
	Company Petro Stopping Center #45		Address 1 I-69 Exit 157 (I-80-90Exit 144 N)
	Contact General Manager		Address 2 7265 N Baker Rd
	Phone 260-495-2523	Ext.	Address 3
	Alt Phone	Ext.	City Fremont
	Mobile Phone		State IN	Zip 46737

Contact
	Company Petro Stopping Center #30		Address 1 I-65 Exit 86 (KY 222)
	Contact General Manager		Address 2 554 W Glendale Rd
	Phone 270-369-6579	Ext.	Address 3
	Alt Phone	Ext.	City Glendale
	Mobile Phone		State KY	Zip 42740

Contact
	Company Petro Stopping Center #10		Address 1 I-12 Exit 40 (US 51 S)
	Contact General Manager		Address 2 2100 SW Rail Road Ave
	Phone 985-542-4981	Ext.	Address 3
	Alt Phone	Ext.	City Hammond
	Mobile Phone		State LA	Zip 70401

Contact
	Company Petro Stopping Center #8		Address 1 20 Exit 8 (Industrial Loop)
	Contact General Manager		Address 2 6910 W BK Industrial Loop
	Phone 318-686-6111	Ext.	Address 3
	Alt Phone	Ext.	City Shreveport
	Mobile Phone		State LA	Zip 71129

Contact
	Company Petro Stopping Center #18		Address 1 I-70 Exit 148 (US 54)
	Contact General Manager		Address 2 3304 Gold Rd
	Phone 573-642-0676	Ext.	Address 3
	Alt Phone	Ext.	City Kingdom City
	Mobile Phone		State MO	Zip 65262

Contact
	Company Petro Stopping Center #28		Address 1 I-20-55 Exit 45 EB/45A WB (Gallatin N)
	Contact General Manager		Address 2 970 I-20 W Frontage Rd
	Phone 601-292-0940	Ext.	Address 3
	Alt Phone	Ext.	City Jackson
	Mobile Phone		State MS	Zip 39201

Contact
	Company Petro Stopping Center #29		Address 1 I-40-85 Exit 157 (Buckhorn Rd N)
	Contact General Manager		Address 2 500 Buckhorn Rd
	Phone 919-304-8100	Ext.	Address 3
	Alt Phone	Ext.	City Mebane
	Mobile Phone		State NC	Zip 27302

Contact
	Company Petro Stopping Center #13		Address 1 I-40 Exit 79 (Horizon Blvd)
	Contact General Manager		Address 2 I40 & Horizon Blvd
	Phone 505-285-6648	Ext.	Address 3
	Alt Phone	Ext.	City Milan
	Mobile Phone		State NM	Zip 87021

Contact
	Company Petro Stopping Center #38		Address 1 I-80 Exit 20 EB/21 WB (S to Greg St)
	Contact General Manager		Address 2 1950 East Greg Street
	Phone 775-355-8888	Ext.	Address 3
	Alt Phone	Ext.	City Sparks
	Mobile Phone		State NV	Zip 89431

Contact
	Company Petro Stopping Center #31		Address 1 1-15 Exit 54 (Speedway Blvd)
	Contact General Manager		Address 2 6435 N Hollywood Blvd
	Phone 702-632-2636	Ext.	Address 3
	Alt Phone	Ext.	City Las Vegas (North)
	Mobile Phone		State NV	Zip 89115

Contact
	Company Petro Stopping Center #25		Address 1 I-75 Exit 167 (OH 18)
	Contact General Manager		Address 2 12906 Deshler Rd
	Phone 419-257-3744	Ext.	Address 3
	Alt Phone	Ext.	City North Baltimore
	Mobile Phone		State OH	Zip 45872

Contact
	Company Petro Stopping Center #20		Address 1 I-80 Exit 226 (Salt Spring Rd)
	Contact General Manager		Address 2 1 Petro Place
	Phone 330-544-6400	Ext.	Address 3
	Alt Phone	Ext.	City Girard
	Mobile Phone		State OH	Zip 44420

Contact
	Company Petro Stopping Center #17		Address 1 I-280 Exit 1B (1 mi N or OHTP
Exit 71)
	Contact General Manager		Address 2 26416 West Service Rd
	Phone 419-837-9725	Ext.	Address 3
	Alt Phone	Ext.	City Millbury
	Mobile Phone		State OH	Zip 43551

Contact
	Company Petro Stopping Center #16		Address 1 I-35-40 Exit 127 (Eastern
Ave/MLK Blvd)
	Contact Brian Cronkite		Address 2 20 Martin Luther King
	Phone 405-228-7040	Ext.	Address 3
	Alt Phone	Ext.	City Oklahoma City
	Mobile Phone		State OK	Zip 73117

Contact
	Company Petro Stopping Center #24		Address 1 I-5 Exit 24
	Contact General Manager		Address 2 3730 Fern Valley Road
	Phone 541-535-3372	Ext.	Address 3
	Alt Phone	Ext.	City Phoenix
	Mobile Phone		State OR	Zip 97504

Contact
	Company Petro Stopping Center #36		Address 1 I-76 (PATP) Exit 226 N (I-81
Exit 52 W)
	Contact General Manager		Address 2 1201 Harrisburg Pike
	Phone 717-249-1919	Ext.	Address 3
	Alt Phone	Ext.	City Carlisle
	Mobile Phone		State PA	Zip 17013

Contact
	Company Petro Stopping Center #12		Address 1 I-40-75 Exit 369 (S Watt Rd)
	Contact Jim Fraey		Address 2 722 Watt Rd
	Phone 865-693-6542	Ext.	Address 3
	Alt Phone Ext.		City Knoxville (West)
	Mobile Phone		State TN	Zip 37922
Contact
	Company Petro Stopping Center #49		Address 1 I-40 Exit 188 (CR 249 S)
	Contact General Manager		Address 2 182 Luyben Hills Rd
	Phone 615-952-3208	Ext.	Address 3
	Alt Phone Ext.		City Kingston Springs
	Mobile Phone		State TN	Zip 37082
Contact
	Company Petro Stopping Center #7		Address 1 I-40 Exit 75 (Lakeside Dr S)
	Contact General Manager		Address 2 8500 I-40 E
	Phone 806-372-4899	Ext.	Address 3
	Alt Phone Ext.		City Amarillo
	Mobile Phone		State TX	Zip 79118
Contact
	Company Petro Stopping Center #5		Address 1 10 Exit 582 (Ackerman Rd)
	Contact General Manager		Address 2 1112 Ackerman Road
	Phone 210-661-9416	Ext.	Address 3
	Alt Phone Ext.		City San Antonio
	Mobile Phone		State TX	Zip 78219
Contact
	Company Petro Stopping Center #4		Address 1 I-10 Exit 848 (Walden Rd)
	Contact General Manager		Address 2 5405 Walden Rd
	Phone 409-842-9600	Ext.	Address 3
	Alt Phone Ext.		City Beaumont
	Mobile Phone		State TX	Zip 77705
Contact
	Company Petro Stopping Center #2		Address 1 I-20 Exit 409 (Clear Lake Rd)
	Contact General Manager		Address 2 2001 Santa Fe Dr
	Phone 817-599-9411	Ext.	Address 3
	Alt Phone Ext.		City Weatherford
	Mobile Phone		State TX	Zip 76086
Contact
	Company Petro Stopping Center #1		Address 1 I-10 Exit 37 (Horizon Blvd)
	Contact Dan Hichcock		Address 2 1295 S Horizon Blvd
	Phone 915-859-3911	Ext.	Address 3
	Alt Phone Ext.		City El Paso
	Mobile Phone		State TX	Zip 79927

Contact
	Company Petro Stopping Center #50		Address 1 I-10 Exit 2 (Vinton Rd)
	Contact General Manager		Address 2 601 Vinton Rd
	Phone 915-886-5761	Ext.	Address 3
	Alt Phone Ext.		City Vinton
	Mobile Phone		State TX	Zip 79821
Contact
	Company Petro Stopping Center #3		Address 1 I-80 Exit 310 (Curtis St)
	Contact General Manager		Address 2 1855 Curtis
	Phone 307-745-6480	Ext.	Address 3
	Alt Phone Ext.		City Laramie
	Mobile Phone		State WY	Zip 82070

EXHIBIT B
Revenue and Profit Allocation Schedule

	DESCRIPTION OF SERVICE OR SALE		LANDLORD’S PORTION

A.	Basic Services – [***] Based Programs

	1.	[***] from the retail sale of IdleAire service cards through the travel center cashiers.	[***] retail price of IdleAire service cards shipped and invoiced to the travel center.

	2.	[***] from usage of the IdleAire System.	[***] generated from usage of IdleAire System Services per location.

B.	Auxiliary Services — [***] Based Programs

	1.	[***] derived from the sale of long distance phone time.	[***]

	2.	[***] derived from Premium Movie Sales.	[***]

	3.	[***] derived from all other auxiliary services.	[***]
[***]
[***]
[***]

*** Indicates where material is omitted pursuant to a confidential treatment request and filed separately with the Commission.

ADDENDUM TO LEASE AND INSTALLATION AGREEMENT
     This Addendum supplements and forms a part of that certain Lease and Installation Agreement dated as of the 7th day of April, 2004 (the “Lease”) by and between Petro Shopping Centers, L.P. (“Landlord”) and IdleAire Technologies Corporation (“Lessee”).
W I T N E S S E T H:
     WHEREAS, pursuant to Section ___of the Lease, Lessee is obligated to remove Lessee’s Units and the components of the IdleAire System upon the termination or expiration of the Lease; and
     WHEREAS, Landlord desires Lessee to provide assurance of its ability to perform Section ___ of the Lease; and
     WHEREAS, Lessee is willing to provide the assurances hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledge by each of them, Landlord and Lessee agree as follows:
     1. Security Escrow.
     (a) Lessee agrees that it will deposit into an escrow account (the “Escrow Account”) in the manner hereinafter provided $500 for each Unit installed at each Travel Center, as hereinafter provided, during the period commencing with the date of the Lease and will continue until such time that the total amount deposited into the Escrow Account equals $2,000,000. The Escrow Account will be funded out of gross revenues at the Travel Center where each Unit is installed at the rate of $10 per month, per Unit (gross revenues permitting), commencing on the date Lease Consideration becomes payable to Landlord under Section [3] of the Lease, and continuing until $500 per installed unit has been escrowed, or until the total of the Escrow Account equals $2,000,000.
     (b) Each month in which Lessee is obligated to make escrow deposits hereunder, Lessee shall provide Landlord a written report reflecting the amounts deposited with the Escrow Agent during the preceding month. This report shall be given no later than the date Lessee’s monthly report of revenues and expenses is due under Section [3] of the Lease. Landlord shall further be entitled to receive from the Escrow Agent a duplicate copy of the monthly statement rendered to Lessee in connection with the Escrow Account.
     2. Escrow Agent. The Escrow Account shall be established with and held by ___, or another financial institution mutually agreeable to the parties (the “Escrow Agent”), pursuant to an Escrow Agreement substantially in the form of Exhibit 1 hereto (the “Escrow Agreement”). All interest earned on or appreciation in the value of the Escrow Account shall accrue for the benefit of, and be payable to, Lessee or Landlord in accordance with the terms of the Escrow Agreement. All fees and expenses charged by the Escrow Agent shall be paid out of the gross revenues at each Travel Center in proportion to the amounts deposited into escrow with respect to that Travel Center and will be deducted as an expense for purposes of the allocations of profit under Exhibit C hereto.
     3. Disbursement from and Termination of Escrow Account. Subject to the remaining provisions of this Section, Landlord and Lessee agree that the total amount placed in escrow by Lessee under Section 1 with respect to any Travel Center shall be payable to Lessee upon termination of the Lease Agreement unless Landlord has made a valid claim against the Escrow Account as set forth in the Escrow Agreement. To initiate disbursement by the Escrow Agent, Lessee or Landlord shall serve a Disbursement Instruction to Escrow Agent as described in Section 4(b) of the Escrow Agreement. If Escrow Agent has not received an objection to the Disbursement Instruction within 14 calendar days of Escrow Agent’s receipt of the Disbursement Instruction, Escrow Agent shall disburse so much of the principal amount of the Escrow Fund as is requested in the Disbursement Instruction, with the remainder of the principal amount, together with all accrued interest and appreciation thereon, to be distributed to Lessee. Any disbursement withheld by the Escrow Agent pursuant to an objection shall be disbursed by Escrow Agent in accordance with Section ___of the Escrow Agreement. When Escrow Agent has disbursed the Escrow Fund in full, the Escrow Agreement shall terminate and the Escrow Agent shall be discharged.
     4. Substituted Collateral. Landlord agrees that Lessee may at any time substitute other collateral of equivalent security, if acceptable to Landlord, for some or all of the Unit Escrow.
     5. Default. Lessee’s failure to make a deposit into escrow as to any Travel Center shall be treated as a default or breach by Lessee in the payment of lease consideration to Landlord as to that Travel Center, entitling Landlord to the relief set forth in the Lease.
     6. Terms. Terms used in this Addendum that are defined in the Lease shall have the same meaning as in the Lease.
     7. Entire Understanding. This Agreement, together with the executed Escrow Agreement referred to in Section 2 hereof constitute the entire agreement between the parties with respect to the subjects contained herein.
Addendum to Lease – Page 2

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

LANDLORD:	LESSEE:
Petro Stopping Centers, L.P.	IdleAire Technologies Corporation

By: /s/ J.A. Cardwell, Jr.	By: /s/ David Everhart

Name: J.A. Cardwell, Jr.	Name: David Everhart
Its: C.O.O.	Its: COO
Addendum to Lease — Page 3

ESCROW AGREEMENT
     This Escrow Agreement is made and entered into this 7th day of April, 2004, by and among IdleAire Technologies Corporation (“IdleAire”), Petro Stopping Centers, L.P. (“Petro”) and ___(“Escrow Agent”).
WITNESSETH:
     WHEREAS, pursuant to a Lease and Installation Agreement and Addendum to the Lease and Installation Agreement dated the ___day of March, 2004 (collectively the “Lease Agreement”) between IdleAire and Petro, IdleAire has agreed to escrow the sum of $500 for each Unit of IdleAire’s advanced travel center electrification center installed by IdleAire at Petro travel centers, up to a total of $2,000,000, as set forth herein; and
     WHEREAS, Escrow Agent is willing to serve as the escrow agent required by the Lease Agreement; and
     WHEREAS, by its signature hereinbelow, Petro consents to the appointment of Escrow Agent and to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, IdleAire and Escrow Agent agree as follows:
SECTION 1. APPOINTMENT OF ESCROW AGENT.
     IdleAire hereby appoints Escrow Agent as the escrow agent under this Agreement on the terms and conditions set forth herein. Escrow Agent hereby accepts its appointment as escrow agent and agrees to carry out the duties and responsibilities set forth herein.
SECTION 2. THE ESCROW FUND OR ACCOUNT.
     (a) From time to time IdleAire shall tender to Escrow Agent the funds IdleAire is required to escrow pursuant to the Lease Agreement for deposit in a segregated account maintained by Escrow Account for the benefit of IdleAire and Petro. All funds received by Escrow Agent pursuant to this Agreement shall be held, invested and disbursed in accordance with the terms and conditions of this Agreement. A copy of the Lease Agreement is attached as Exhibit 1.

     (b) IdleAire shall receive the interest or other appreciation on the funds deposited with Escrow Agent pursuant to this Agreement.
     (c) Funds may be released or disbursed by Escrow Agent from the Escrow Account only under the circumstances set forth in Section 4 hereof.
SECTION 3. INVESTMENT OF FUNDS BY ESCROW AGENT.
     Escrow Agent shall invest and reinvest all amounts from time to time credited to the Escrow Account in (a) Escrow Agent’s U.S. Treasury money market fund; (b) direct obligations of, or obligations of the principal and interest on which are unconditionally guaranteed by, the United States of America; (c) repurchase agreements fully collateralized by securities described in clause (b) above; (d) money market accounts maturing within 30 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or of any of the 50 states thereof(a “United States Bank”) and having combined capital, surplus and undistributed profits in excess of $50,000,000; (e) demand deposits with any United States Bank having combined capital, surplus and undistributed profits in excess of $50,000,000; or (f) as directed in joint written instructions received from IdleAire and Petro.
SECTION 4. RELEASE OF FUNDS FROM THE ESCROW ACCOUNT.
     (a) Escrow Agent shall distribute interest or other appreciation earned on the Escrow Account to IdleAire quarterly, or as otherwise agreed upon by IdleAire and Escrow Agent, provided, however, that such distributions shall not at any time cause the amount of the Escrow Account to be less than the aggregate of the amounts deposited by IdleAire with the Escrow Agent.
     (b) Pursuant to Section 3. of the Addendum to Lease and Installation Agreement either IdleAire or Petro may give written instructions to Escrow Agent to disburse all or some portion of the Escrow Account (a “Disbursement Notice”).
          (i) Disbursement Requested solely by IdleAire. IdleAire may submit a Disbursement Notice to Escrow Agent upon termination of the Lease Agreement for any reason other than the default or material breach of IdleAire, including the sale or transfer by Petro of its travel centers to any entity, at which time the Escrow Agreement shall automatically terminate.
Escrow Agreement — Page 2

          (ii) Disbursement Requested by Petro. Petro may submit a Disbursement Notice only if IdleAire defaults under the Lease Agreement by (a) failing to remove IdleAire equipment from a Petro travel center upon the expiration of the Lease Agreement as to that travel center; or (b) defaulting in its obligation to pay lease consideration to Petro and failing to cure such default under the terms of the Lease Agreement; or (c) at a time when IdleAire is the subject of a voluntary or involuntary petition in bankruptcy. Such Disbursement Notice may only be for the actual costs incurred by Petro for removal of the IdleAire units covered by the Petro Disbursement Notice and may not exceed the principal amount held in the Escrow Account.
          (iii) Joint Disbursement Request. At any time the parties may jointly submit a Disbursement Notice with which Escrow Agent shall comply without need for complying with the provisions herein relating to objections.
     (c) Within 72 hours of receiving a Disbursement Notice, Escrow Agent shall forward a copy thereof to the other party in accordance with the Notice provisions set forth below. If Escrow Agent has not received an objection to the Disbursement Notice within 10 days, Escrow Agent shall promptly disburse from the principal amount of the Escrow Account the amount requested in the Disbursement Notice to the requesting party. If, within such 10-day period, Escrow Agent receives an objection from the non-requesting party to the Disbursement Notice, Escrow Agent shall disburse to the requesting party only such amount of the Escrow Account to which the non-requesting party has consented.
     (d) If Escrow Agent has not received joint instructions from IdleAire and Petro within an additional 30 days, Escrow Agent may resign and deliver the Escrow Account in accordance with Section 7, or may file an interpleader action in any court of competent jurisdiction in Knox County, Tennessee, and interplead all or the disputed portion of the Escrow Account.
SECTION 5. DUTIES AND LIABILITIES OF ESCROW AGENT.
     The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time by the provisions of this Agreement, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than any liability resulting from its own gross negligence or willful misconduct or unlawful acts or omissions. The only duties and responsibilities of the Escrow Agent shall be the duties and obligations specifically set forth in this Agreement. The Escrow Agent has no duty to perform
Escrow Agreement — Page 3

any calculations with respect to the proper amount to be deposited by IdleAire under the Lease Agreement, or to ensure that such amounts are deposited with Escrow Agent.
SECTION 6. INDEMNIFICATION OF ESCROW AGENT.
     IdleAire shall indemnify, hold harmless and defend the Escrow Agent from and against any and all losses, claims, liabilities and reasonable expenses, including reasonable attorney’s fees, which it may suffer or incur in connection with the performance of its duties and obligations under this Agreement and including any action taken under Section 4 hereof, except for those losses, claims, liabilities and expenses resulting solely and directly from it own gross negligence, willful misconduct, or unlawful act or omission. The Escrow Agent may seek the advice of counsel at any time and such reasonable attorney fees shall be in addition to the administrative fees charged by Escrow Agent for serving as Escrow Agent and the Escrow Agent may charge such costs against the interest which accrues on the Escrow Account if not otherwise paid by IdleAire, but the principal in the Escrow Account shall not be charged, used as an offset or otherwise encumbered by the Escrow Agent or IdleAire.
SECTION 7. RESIGNATION OR REMOVAL OF ESCROW AGENT.
     Escrow Agent may resign at any time by giving IdleAire and Petro 30 days’ prior written notice of such intention. IdleAire may remove the Escrow Agent, as such, by giving the Escrow Agent and Petro 30 days’ prior written notice of such removal. Upon the effective date of its resignation or removal, the Escrow Agent will deliver the Escrow Funds held hereunder only to a successor escrow agent named in the joint written instructions of IdleAire and Petro. After the effective date of its resignation or removal, the Escrow Agent shall have no duty with respect to the Escrow Funds except to hold such property in safekeeping and deliver the Escrow Funds to its successor or as directed by joint instructions from IdleAire and Petro. If no successor escrow agent has been appointed by such joint instructions within 60 days from the date such notice of resignation or removal has been given, Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction in Knox County, Tennessee by giving notice of such action to IdleAire and Petro.
Escrow Agreement — Page 4

SECTION 8. ESCROW AGENT FEES AND EXPENSES.
     IdleAire shall pay the Escrow Agent its reasonable fees and expenses, including all reasonable expenses, charges, counsel fees and other disbursements incurred by it or by its attorneys, agents and employees in the performance of its duties and obligation under this Agreement. If not paid by IdleAire within 30 days of when due, fees costs and expenses payable to Escrow Agent hereunder may be paid by Escrow Agent from interest earned on the Escrow Fund, but the principal of the Escrow Funds shall not be charged or offset against the Escrow Fund.
SECTION 9. INTENDED BENEFICIARIES; SUCCESSORS.
     Petro is an intended beneficiary of this Agreement. No other persons or entities are intended beneficiaries of this Agreement, and only IdleAire and Petro shall be entitled to enforce the terms of this Agreement.
SECTION 10. NOTICES.
     (a) Any notice required or permitted to be given by this Agreement shall be in writing, with a copy provided simultaneously to Petro, and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail), or by hand delivery (with signed return receipt), or (b) the next Business Day if sent by nationally recognized overnight courier, in any case at the following addresses, or such other addresses as any party may, by Notice, designate:

If to Escrow Agent:

If to IdleAire:	IdleAire Technologies Corporation
410 North Cedar Bluff Road, Suite 200
Knoxville, Tennessee 37923
Attention: James H. Price, General Counsel
With a Copy to Chief Operating Officer

If to Petro:	Petro Stopping Centers, L.P.
6080 Surety Drive
El Paso, Texas 79905
Escrow Agreement — Page 5

Attention: Jim Cardwell, Chief Operating Officer
With a copy to Legal Department: General Counsel
     (b) If either party, or Petro, changes its address for notices required by this Agreement, that entity shall immediately notify the other party, and Petro, of the change of address. Written notice required by this Agreement shall be sufficient and adequate if sent to the last know address of a party in the manner provided under this Section.
SECTION 11. RESOLUTION OF DISPUTES.
     In the event of any disagreement resulting in adverse claims or demands being made on Escrow Agent in connection herewith, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person or entity for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. In addition to the foregoing, the Escrow Agent is hereby authorized in the event of any such disagreement, to petition any court of competent jurisdiction in Knox County, Tennessee, for instructions or to interplead the Escrow Fund into such court. IdleAire and Petro agree that upon final adjudication on such petition or interpleader action, Escrow Agent will be relieved of further liability.
SECTION 12. MISCELLANEOUS PROVISIONS.
     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee.
     (b) Severability. If any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.
Escrow Agreement — Page 6

     (c) Amendments. This Agreement may be amended only by a written instrument executed by IdleAire and Escrow Agent with the approval of Petro indicated thereon. The waiver by any party, or Petro, of any breach of this Agreement shall not be deemed to be or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Agreement, nor shall such waiver be deemed to be or construed as a waiver by any other party.
     (d) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and one in the same instrument.
     (e) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.
Escrow Agreement — Page 7

     IN WITNESS WHEREOF, this Agreement has been executed by the parties on the day and date first above written.

IDLEAIRE TECHNOLOGIES CORPORATION		[ESCROW AGENT]

By:	/s/ David Everhart	By:

Its: COO		Its:

PETRO STOPPING CENTERS, LP

By:	/s/ J.A. Cardwell Jr.

Its: C.O.O.
Date: 4/06/04
Escrow Agreement — Page 8